Franklin, Louisiana

FOR RELEASE

APRIL 23, 2009, 8:30 AM, CDT

For More Information Contact:

Patrick Little

President and CEO

(337) 560-7151

TECHE REPORTS SOLID SECOND QUARTER RESULTS

Diluted EPS: $0.78, FYTD EPS: $1.61, FYTD Dividend: $0.70

FRANKLIN, LA – (NYSE AMEX - TSH) - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended March 31, 2009, the second quarter of fiscal 2009.

Earnings for the quarter ended March 31, 2009 amounted to $1.7 million or $0.78 per diluted share, while earnings for the fiscal year to date amounted to $3.4 million or $1.61 per diluted share.

The Company reported the following:

●	Diluted EPS for the quarter of $0.78 and YTD Diluted EPS of $1.61.
●	Fiscal year-to-date operating revenue increased 7.7%, or $1.6 million, to $22.0 million from $20.4 million in fiscal 2008.
●	SmartGrowth Deposits, in the past six months, increased 13.6%, or $44.9 million to $375.3 million from $330.4 million at September 30, 2008.
●	SmartGrowth Loans, in the past six months increased 6.1%, or $26.1 million to $455.7 million, from $429.5 million at September 30, 2008.
●	Quarterly Dividends increased to $0.35 per share compared to $0.34 per share for the quarter ended March 31, 2008, an increase of 2.94%
●	Net Charge Offs for the past twelve months amounted to 0.09% of average loans.
●	Non-performing assets amounted to 1.05% of total assets.
●	Allowance for Loan Losses to Loans increases to 1.05%.
●	Tangible equity remained solid at 8.38% at March 31, 2009.
●	The Bank’s total risk-based capital was a strong 11.98% at March 31, 2009.

“Teche has not participated in the various practices that have plagued the financial industry,” said Little. “Teche has not made sub-prime, teaser-rate, or other risky mortgage loans. Teche has no credit card loans or asset-backed commercial paper. We have never issued preferred stock of any kind and we did not participate in the TARP program.”

Page 1 of 14 Pages

“We continue to make loans, both commercial and retail, and customers continue to open new accounts. We continue to support our community in many different ways,” he said.

“As a result, Teche revenues this quarter were outstanding,” said Little, “with increases in both net interest income and non-interest income. Furthermore, we had increases in both SmartGrowth Deposits and SmartGrowth Loans as well as overall loan and deposit growth,” he added.

“Not only is Teche profitable and well capitalized,” he continued, “Teche declared and paid a $0.35 quarterly cash dividend in the second quarter. Teche has paid a cash dividend now for 55 consecutive quarters.”

Earnings

Earnings for the quarter ended March 31, 2009 amounted to $1.7 million or $0.78 per diluted share, compared to the record $2.2 million, or $1.00 per diluted share for the same quarter in fiscal 2008, a decrease of 22%, primarily due to a larger than historical provision for loan losses of $1.0 million. As a result, allowance for loan losses to loans increased to 1.05%, compared to 0.90% at March 31, 2008.

Earnings for the fiscal year to date, or past six months, amounted to $3.4 million or $1.61 per diluted share, compared to $4.1 million or $1.84 per diluted share for the same period in fiscal 2008, a decrease of 17%.

“The Bank achieved these earnings for the past six months while incurring impairment charges of $0.16 per diluted share,” Little said. “Our diluted earnings per share for this six month period would have been $1.77 had we not incurred these charges.”

Asset Quality

The following table sets forth certain asset quality ratios for the quarters shown.

	MAR ‘09	DEC ‘08	SEP ‘08	JUNE ‘08	MAR ‘08
Net Charge-offs/Loans	0.03%	0.01%	0.01%	0.04%	0.01%
ALLL/NPLs	84.6%	87.0%	86.8%	121.1%	136.4%
ALLL/NPAs	77.8%	78.8%	82.0%	103.7%	106.6%
ALLL/Loans	1.05%	0.93%	0.94%	0.93%	0.90%
Non-Accrual Loans/Loans	0.84%	0.81%	0.64%	0.56%	0.40%
NPAs/Assets	1.05%	0.93%	0.88%	0.68%	0.67%

The provision for loan losses for the quarter ended March 30, 2009, increased to $1.0 million, compared to $155,000 for the linked quarter, and $190,000 for quarter ended March 31, 2008. The increase in the loan loss provision during the quarter ended March 31, 2009, is primarily due to an increase in loans over 90 days past due. The increase in loans over 90 days past due consists primarily of first mortgage loans on non-owner occupied condominium units located in the Baton

Page 2 of 14 Pages

Rouge area in the amount of $1.5 million. Total loans on non-owner occupied condominium units in the Baton Rouge area amounted to $5.0 million at March 31, 2009.

Compared to the linked quarter, total delinquent loans (which includes loans past due 30 days and over and non accrual loans) decreased this quarter $2.4 million, or 14.4%.

Operating Revenue and Expense

“Our steady increases in operating revenues for over ten years are a result of building customer relationships in the communities we serve and offering superior products and customer service,” said Little.

Operating Revenue	Mar ‘09	Dec ‘08	Sep ‘08	Mar ‘08
Net Interest Income	$7.1	$6.8	$6.8	$6.3
Non Interest Income	$4.1	$4.0	$3.9	$4.1
Operating Revenue	$11.2	$10.8	$10.7	$10.4

Operating revenue for the quarter amounted to $11.2 million, an increase of 7.5% or $0.8 million, compared to the same period in fiscal 2008, primarily due to an increase in net interest income.

Net interest income increased 12.0%, or $800,000 to $7.1 million for the quarter ended March 31, 2009, compared to the same period in fiscal 2008, primarily due to an increase in net interest margin.

Non-interest income amounted to 2.12% of average assets for the quarter ended March 31, 2009, compared to 2.20% for the three months ended March 31, 2008 and to 2.05% for the linked quarter. Deposit service charges amounted to 91.0% of total non-interest income for the quarter ended March 31, 2009, compared to 91.8% for the quarter ended December 31, 2008 and 95.8% for the linked quarter.

Non-interest income amounted to 37.0% of operating income for the quarter ended March 31, 2009, compared to 39.3% for the three-months ended March 31, 2008 and 36.6%% for the linked quarter.

Non-interest expense amounted to $7.7 million for the quarter ended March 31, 2009, compared to $7.0 million for the three months ended March 31, 2008, primarily due to compensation expense.

Net Interest Margin

Net interest margin amounted to 3.92% for the quarter ended March 31, 2009; compared to 3.69% in the same period in 2008 and 3.85% for the linked quarter.

Page 3 of 14 Pages

Net interest margin amounted to 3.88% for the six-month period ended March 31, 2009; compared to 3.68% for the six-months ended March 31, 2008. The increase was primarily due to a decrease in the average interest rates paid on deposit accounts as a result of increased balances in checking account and savings accounts and to a general decline in market interest rates.

Securities

The Company recorded a $77,000 gain on sale of securities which was partially offset by a $59,000 impairment charge on the portfolio of private label mortgage backed securities for the quarter March 31, 2009. The $5.7 million carrying value of these private label mortgage backed securities amounts to 0.7% of total assets and approximately 90% are rated AAA, AA or A at March 31, 2009.

Private Label Mortgage Backed Securities as of March 31, 2009
Bond	Face	Carrying Value		Percent of
		as of March 31, 2009
Ratings	Value	$ in Millions	% of Face	Assets

AAA to A	$6.1	$5.1	83%	0.60%

BBB to B	$1.7	$0.5	29%	0.10%

CCC to C	$0.5	$0.1	21%	0.00%
	$8.3	$5.7	69%	0.70%

Capital

The ratio of tangible equity to total assets at March 31, 2009 amounted to 8.38%, compared to 8.40% at September 30, 2008. The decrease is primarily due to stock repurchases in fiscal 2008 and an increase in assets, offset somewhat by earnings for fiscal 2008.

Total risk-based capital amounted to 11.98% compared to 12.43% at December 31, 2008 and 12.21% at September 30, 2008.

Increase in Dividends

The Company has increased dividends for six consecutive years and on March 31, 2009 paid a $0.35 per share quarterly dividend. Based on the closing price of the Company’s common stock on March 31, 2009 of $30.50, the annualized dividend yield was 4.59%.

Loan Growth

Total loans and SmartGrowth loans receivable experienced growth in each of the last four quarters. “Many of the major loan conduits have experienced upheaval over the last year creating

Page 4 of 14 Pages

opportunities for community banks like Teche Federal to originate more high quality loans in our markets,” said Little.

Six Month Growth: Loans Receivable increased 4.0%, or $23.5 million to $613.6 million at March 31, 2009, from $590.1 million at September 31, 2008. SmartGrowth Loans, consisting of commercial loans, home equity loans, alternative mortgage loans and consumer loans, were $455.7 million, or 74.3% of total loans at March 31, 2009, compared to $429.5 million, or 72.8% at September 30, 2008, a six month increase of $26.1 million, or 6.1%.

Commercial loan balances at March 31, 2009 increased 9.2%, or $17.2 million to $205.0 million, compared to $187.8 million at September 30, 2008. Consumer loan balances at March 31, 2009 increased 6.0%, or $5.9 million to $104.5 million, compared to $98.6 million at September 30, 2008.

Three Month Growth: For the linked quarter Loans Receivable increased 1.5%, or $9.1 million to $613.6 million at March 31, 2009 from $604.5 million at December 31, 2008. SmartGrowth Loans increased 2.6%, or $11.6 million to $455.7 million at March 31, 2009, from $444.1 million at December 31, 2008.

Commercial loan balances at March 31, 2009 amounted to $205.0 million, compared to $195.8 million at December 31, 2008 a linked quarter increase of $9.2 million, or 4.7%. Consumer loan balances at March 31, 2009 amounted to $104.5 million, a linked quarter increase of $2.1 million, or 2.0%.

Deposit Growth

“Total deposits and especially SmartGrowth deposits experienced solid growth over the past three and six months,” said Little. “During this period, deposit insurance was suddenly increased amid what may be the most significant financial turmoil experienced since the Great Depression.”

“Customers switched to insured depositories very quickly. We believe that Teche Federal benefited more than proportionately from this transfer due to our reputation in the communities that we serve, and to our ongoing, effective marketing emphasis on SmartGrowth deposits,” said Little. “These benefits continue to enhance our core profitability, as demonstrated in our continued growth in revenues. “

Six Month Growth: Total Deposits increased to $611.7 million at March 31, 2009, from $589.2 million at September 30, 2008, a six month increase of $22.5 million or 3.8%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, had solid growth. Total SmartGrowth Deposits grew $44.9 million to $375.3 million or 13.6% at March 31, 2009, from $330.4 million at September 30, 2008.

Page 5 of 14 Pages

Checking account balances at March 31, 2009 increased $30.9 million, or 21.4%, to $175.5 million from $144.6 million at September 30, 2008

Three Month Growth: Total Deposits increased to $611.7 million at March 31, 2009, from $588.8 million at December 31, 2008, a three month increase of $22.9 million, or 3.9%. Total SmartGrowth Deposits grew $37.5 million, or 11.1% from $337.8 million at December 31, 2008.

SmartGrowth Deposits amounted to 61.4% of total deposits as of March 31, 2009. Checking account balances at March 31, 2009 increased 10.5%, or $16.7 million in the past three months. Checking account balances now account for 28.7% of total deposits.

Teche Holding Company is the parent company of Teche Federal Bank, which operates twenty offices in South Louisiana and serves over 60,000 customers. Teche Federal Bank is the fourth largest publicly traded bank based in Louisiana with over $750 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC). Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

###

Page 6 of 14 Pages

TECHE HOLDING COMPANY

(Dollars in thousands, except per share data)

Franklin, LA

Statements of Income

(UNAUDITED)

	Three months	Three months	Three months
	ended	ended	ended
	March	December	March
	2009	2008	2008

Interest Income	$11,013	$11,214	$11,391
Interest Expense	3,950	4,378	5,082
Net Interest Income	7,063	6,836	6,309
Provision for Loan Losses	1,035	155	190
Net Interest Income after
Provision for Loan Losses	6,028	6,681	6,119
Non Interest Income	4,114	3,952	4,083
Non Interest Expense	7,678	7,595	6,979
Income Before Gain on Sales of
Securities and Income Taxes	2,464	3,038	3,223
Gain(Loss) on
Securities	18	(436)	—
Income Taxes	826	838	1,039

Net Income	$1,656	$1,764	$2,184

Selected Financial Data

Dividends Declared Per Share	$0.35	$0.35	$0.34
Basic Earnings Per Common Share	$0.78	$0.83	$1.01
Diluted Earnings Per Common Share	$0.78	$0.83	$1.00
Annualized Return on Avg. Assets	0.85%	0.92%	1.18%
Annualized Return on Avg. Equity	9.24%	10.37%	12.39%
Annualized Return on Avg.
Tangible Equity (1)	9.79%	11.00%	13.15%
Yield on Interest Earning Assets	6.11%	6.31%	6.65%
Cost of Interest Bearing Liabilities	2.47%	2.77%	3.31%
Spread	3.64%	3.54%	3.35%
Net Interest Margin	3.92%	3.85%	3.69%
Non-Interest Income/Avg. Assets	2.12%	2.05%	2.20%
Non-Interest Expense/Avg. Assets	3.94%	3.94%	3.76%
Quarterly Net Charge Offs/Avg. Loans	0.03%	0.01%	0.01%
Weighted avg. shares Outstanding
Basic	2,118	2,118	2,170
Diluted	2,128	2,128	2,183

AVERAGE BALANCE SHEET DATA
Total Assets	$780,054	$770,227	$743,423
Earning assets	$720,998	$710,543	$684,758
Loans	$606,951	$595,771	$588,962
Interest-bearing deposits	$532,033	$528,575	$522,464
Total deposits	$596,291	$590,537	$576,453
Total stockholders’ equity	$71,689	$68,057	$70,499

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax-effected basis. The amount was calculated using the following information:

Average Stockholders’ Equity	$71,689	$68,057	$70,499
Less average goodwill and other intangible assets, net of related income taxes	3,708	3,715	3,744
Average Tangible Equity	$67,981	$64,342	$66,755

Net Income	$1,656	$1,764	$2,184
Plus Amortization of core deposit intangibles, net of related income taxes	7	7	10
Net Income, as adjusted	$1,663	$1,771	$2,194

Page 7 of 14 Pages

TECHE HOLDING COMPANY

(Dollars in thousands, except per share data)

Franklin, LA

Statements of Income

(UNAUDITED)

	Six months	Six months
	ended	ended
	March	March
	2009	2008

Interest Income	$22,227	$22,753
Interest Expense	8,329	10,314
Net Interest Income	13,898	12,439
Provision for Loan Losses	1,190	370
Net Interest Income after
Provision for Loan Losses	12,708	12,069
Non Interest Income	8,068	7,990
Non Interest Expense	15,273	13,973
Income Before Gain on Sales of
Securities and Income Taxes	5,503	6,086
Gain(Loss) on
Securities	(419)	—
Income Taxes	1,664	2,019

Net Income	$3,420	$4,067

Selected Financial Data

Dividends Declared Per Share	$0.70	$0.675
Basic Earnings Per Common Share	$1.61	$1.86
Diluted Earnings Per Common Share	$1.61	$1.84
Annualized Return on Avg. Assets	0.88%	1.11%
Annualized Return on Avg. Equity	9.68%	11.79%
Annualized Return on Avg.
Tangible Equity (1)	10.26%	12.52%
Yield on Interest Earning Assets	6.21%	6.74%
Cost of Interest Bearing Liabilities	2.62%	3.40%
Spread	3.59%	3.33%
Net Interest Margin	3.88%	3.68%
Non-Interest Income/Avg. Assets	2.08%	2.18%
Non-Interest Expense/Avg. Assets	3.94%	3.81%
FYTD Charge Offs/Avg. Loans	0.04%	0.01%
Weighted avg. shares Outstanding
Basic	2,118	2,190
Diluted	2,128	2,212

AVERAGE BALANCE SHEET DATA
Total Assets	$775,087	$733,582
Earning assets	$715,784	$675,578
Loans	$601,299	$582,540
Interest-bearing deposits	$529,407	$511,369
Total deposits	$593,382	$564,644
Total stockholders’ equity	$70,648	$68,998

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax-effected basis. The amount was calculated using the following information:

Average Stockholders’ Equity	$70,648	$68,998
Less average goodwill and other intangible assets, net of related income taxes	3,712	3,749
Average Tangible Equity	$66,936	$65,249

Net Income	$3,420	$4,067
Plus Amortization of core deposit intangibles, net of related income taxes	14	19
Net Income, as adjusted	$3,434	$4,086

Page 8 of 14 Pages

TECHE HOLDING COMPANY

(Dollars in thousands, except per share data)

Franklin, LA

Balance Sheets

(UNAUDITED)

at

	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	Mar. 31, 2008

SmartGrowth Loans
Consumer	$104,524	$102,438	$98,632	$87,532
Commercial	204,973	195,754	187,791	176,859
Home Equity	57,852	57,720	55,713	54,027
Alternative Mortgage Loans	88,305	88,181	87,404	88,710
Total SmartGrowth Loans	455,654	444,093	429,540	407,128
Mortgage Loans (owner occupied conforming)	157,954	160,410	160,596	187,592
	613,608	604,503	590,136	594,720
Allowance for Loan Losses	(6,478)	(5,631)	(5,545)	(5,388)
Loans Receivable, Net	607,130	598,872	584,591	589,332

Cash and Securities	139,149	120,235	135,819	117,446
Goodwill and Other Intangibles	3,734	3,745	3,756	3,782
Foreclosed Real Estate	672	672	343	1,104
Other	44,811	44,094	44,979	43,901
TOTAL ASSETS	$795,496	$767,618	$769,488	$755,565

SmartGrowth Deposits
Checking	$175,477	$158,742	$144,601	$146,837
Money Market	120,865	121,621	130,399	135,349
Savings	78,944	57,387	55,390	54,106
Total Smart Growth Deposits	375,286	337,750	330,390	336,292
Time Deposits	236,403	251,032	258,838	261,716
Total Deposits	611,689	588,782	589,228	598,008

FHLB Advances	107,089	103,491	104,877	84,599
Other Liabilities	6,656	6,013	7,339	5,479
Stockholders’ Equity	70,062	69,332	68,044	67,479
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$795,496	$767,618	$769,488	$755,565

Ratio of Equity to Assets	8.81%	9.03%	8.84%	8.93%
Tangible Equity Ratio (2)	8.38%	8.59%	8.40%	8.48%
Risk-Based Capital Ratio	11.98%	12.43%	12.21%	12.10%
Book Value per Common Share	$33.08	$32.72	$32.12	$31.94
Tangible Book Value Per Common Share (2)	$31.33	$31.00	$30.37	$30.18
Non-performing Assets/Total Assets	1.05%	0.93%	0.88%	0.67%
Shares Outstanding (in thousands)	2,118	2,116	2,118	2,112

(2) Eliminates the effect of goodwill and the core deposit intangible assets and the related accumulated amortization on a tax-effected basis. The amount was calculated using the following information:

Stockholders’ Equity	$70,062	$69,332	$68,044	67,479
Less goodwill and other Intangible
assets, net of related income taxes	(3,704)	(3,712)	(3,721)	(3,737)
Tangible Stockholders’ Equity	$66,358	$65,620	$64,323	$63,742

Total Assets	$795,496	$767,619	$769,488	$755,565
Less goodwill and other Intangible
assets, net of related income taxes	(3,704)	(3,712)	(3,721)	(3,737)
Total Tangible Assets	$791,792	$763,907	$765,767	$751,828

Page 9 of 14 Pages

Allowance for Loan Loss

(in 000’s)	MAR ‘09	DEC ‘08	SEP ‘08	JUNE ‘08	MAR ‘08
Beginning ALLL	$5,631	$5,545	$5,470	$5,388	$5,261
Provision for Loan Losses	1,035	155	160	295	190
Net Charge-offs	188	69	85	213	63
Ending ALLL	$6,478	$5,631	$5,545	$5,470	$5,388

Page 10 of 14 Pages

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
March 31, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$26,846	$0	0.00%	$54	0.20%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans	14,322	0	0.00%	19	0.13%
All Other
Secured by First Liens	329,032	14	0.00%	3,366	1.02%
Secured by Junior Liens	14,964	62	0.41%	79	0.53%
Multifamily (5+ Dwelling Units)	28,031	0	0.00%	2,725	9.72%
Nonresidential Property (Except Land)	80,382	0	0.00%	371	0.46%
Land	33,707	2	0.01%	360	1.07%

Non-Real Estate Loans:
Commercial Loans	29,746	20	0.07%	271	0.91%
Consumer Loans:
Loans on Deposits	7,571	1	0.01%	121	1.60%
Auto Loans	3,309	3	0.09%	51	1.54%
Mobile Home Loans	39,902	77	0.19%	197	0.49%
Other	5,796	9	0.16%	47	0.81%

Gross Loans	$613,608	$188	0.03%	$7,661	1.25%

Non-accruals	$5,152
OREO & Foreclosed	672
90 + Days Past Due	2,509
Nonperforming Assets	$8,333

NPAs/Assets	1.05%
NPAs/(Loans + OREO)	1.36%
LLR/Loans	1.05%
Net Charge-offs/Loans	0.03%

Page 11 of 14 Pages

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2008	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$26,309	$—	0.00%	$—	0.00%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans	12,116	—	0.00%	19	0.16%
All Other
Secured by First Liens	327,762	14	0.00%	4,030	1.23%
Secured by Junior Liens	15,472	—	0.00%	110	0.71%
Multifamily (5+ Dwelling Units)	29,091	—	0.00%	559	1.92%
Nonresidential Property (Except Land)	74,665	—	0.00%	371	0.50%
Land	34,888	—	0.00%	265	0.76%

Non-Real Estate Loans:
Commercial Loans	28,445	—	0.00%	315	1.11%
Consumer Loans:
Loans on Deposits	8,304	—	0.00%	258	3.11%
Auto Loans	2,951	—	0.00%	39	1.32%
Mobile Home Loans	38,833	36	0.09%	455	1.17%
Other	5,666	19	0.34%	13	0.23%

Gross Loans	$604,502	$69	0.01%	$6,434	1.06%

Non-accruals	$4,908
OREO & Foreclosed	672
90 + Days Past Due	1,526
Nonperforming Assets	$7,106

NPAs/Assets	0.93%
NPAs/(Loans + OREO)	1.17%
LLR/Loans	0.93%
Net Charge-offs/Loans	0.01%

Page 12 of 14 Pages

Average Loan Balances & Yields
Linked Quarter Comparison	03/31/2009	03/31/2009	12/31/2008	12/31/2008	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$374,209	6.34%	$373,041	6.32%	$1,168	0.02%
Commercial	127,325	6.23%	119,505	6.62%	7,820	-0.39%
	501,534	6.32%	492,546	6.39%	8,988	-0.07%

Non-Real Estate Loans
Commercial	28,849	6.46%	29,500	6.52%	-651	-0.06%
Consumer	75,567	9.30%	74,929	9.16%	1,638	0.13%
	105,416	8.52%	104,429	8.42%	987	0.10%

Total All Loans	$606,950	6.70%	$596,975	6.74%	$9,975	-0.04%

Average Loan Balances & Yields
Prior Year Comparison	03/31/2009	03/31/2009	3/31/2008	3/31/2008	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$374,209	6.34%	$390,031	6.62%	$-15,822	-0.28%
Commercial	127,325	6.23%	115,384	7.37%	11,941	-1.14%
	501,534	6.32%	505,415	6.79%	-3,881	-0.47%

Non-Real Estate Loans
Commercial	28,849	6.46%	20,870	7.53%	7,979	-1.07%
Consumer	76,567	9.30%	64,998	9.43%	11,569	-0.13%
	105,416	8.52%	85,868	8.96%	19,548	-0.44%

Total All Loans	$606,950	6.70%	$591,283	7.11%	$15,667	-0.41%

Page 13 of 14 Pages

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	03/31/2009	03/31/2009	12/31/2008	12/31/2008	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$102,831	0.60%	$92,918	0.58%	$9,913	0.02%	10.7%
Non-interest bearing Deposits	64,437	0.00%	61,691	0.00%	2,476	0.00%	4.5%
Checking Total	167,268	0.37%	154,879	0.35%	12,389	0.02%	8.0%

Savings Accounts	65,605	0.90%	55,794	0.82%	9,811	-0.07%	17.6%
Money Market Accounts	120,379	1.46%	123,950	1.92%	-3,571	-0.46%	-2.9%

Total Smart Growth Deposits	353,252	0.84%	334,623	1.01%	18,629	-0.17%	5.6%

Time Deposits	243,039	3.27%	255,914	3.65%	-12,875	-0.38%	-5.0%

Total Deposits	$596,291	1.83%	$590,537	2.15%	$5,754	-0.32%	1.0%

FHLB Advances	106,795	4.57%	103,974	4.62%	2,821	-0.05%	2.7%

Total Interest-bearing liabilities	$638,649	2.47%	$632,550	2.77%	$6,099	-0.29%	1.0%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	03/31/2009	03/31/2009	3/31/2008	3/31/2008	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$102,831	0.60%	$83,756	0.53%	$19,075	0.07%	22.8%
Non-interest bearing Deposits	64,437	0.00%	53,987	0.00%	10,450	0.00%	19.4%
Checking Total	167,268	0.37%	137,743	0.32%	29,525	-0.05%	21.4%

Savings Accounts	65,605	0.90%	51,521	0.75%	14,084	0.15%	27.3%
Money Market Accounts	120,379	1.46%	121,946	3.19%	-1,567	-1.73%	-1.3%

Total Smart Growth Deposits	353,252	0.84%	311,210	1.52%	42,042	-0.68%	13.5%

Time Deposits	243,039	3.27%	265,241	4.27%	-22,202	-1.00%	-8.4%

Total Deposits	$596,291	1.83%	$576,451	2.40%	$19,840	-0.57%	3.4%

FHLB Advances	106,795	4.57%	92,457	4.63%	14,338	-0.06%	15.5%

Total Interest-bearing liabilities	$638,649	2.47%	$614,921	3.31%	$23,728	-0.84%	3.9%

Page 14 of 14 Pages